UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest even reported) May 12, 2005

Center Financial Corporation

(Exact name of Registrant as specified in its charter)

Commission file number: 000-50050

California	52-2380548
(State of Incorporation)	(IRS Employer Identification No)

3435 Wilshire Boulevard, Suite 700, Los Angeles, California 90010

(Address of principal executive offices)

(213) 251-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 10, 2005, Center Bank (wholly-owned subsidiary of Center Financial) entered into a memorandum of understanding with the FDIC and the California Department of Financial Institutions (the “DFI”), which memorandum is an informal administrative action primarily with respect to the Bank’s compliance with Bank Secrecy Act (“BSA”) regulations. The memorandum requires the Bank to comply with the BSA and related rules and regulations in all material respects, and to take certain affirmative actions within various specified time frames to address the less than satisfactory BSA conditions identified in the Bank’s joint report of examination by the FDIC and the DFI dated February 22, 2005 (the “Examination Report”). Specifically, the memorandum requires the Bank to (i) implement a written action plan and various other policies and procedures, including comprehensive independent compliance testing, to ensure compliance with all BSA-related rules and regulations, in accordance with specific guidelines set forth in the memorandum; (ii) correct any apparent violations of the BSA and related regulations cited in the Examination Report; (iii) develop the expertise to ensure that generally accepted accounting principles and regulatory reporting guidelines are observed in all of the Bank’s financial transactions and reporting; and (iv) furnish written quarterly progress reports to the FDIC and the DFI detailing the form and manner of any actions taken to secure compliance with the memorandum and the results thereof.

Management believes that the memorandum will have no material impact on our operating results or financial condition and that, unless we fail to adequately address the concerns of the FDIC, the memorandum will not constrain our business. Management is committed to resolving the issues addressed in the memorandum as promptly as possible, and has already taken numerous steps to address the identified deficiencies prior to executing the memorandum.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:

Date: May 12, 2005	/s/ Patrick Hartman
Center Financial Corporation Patrick Hartman Chief Financial Officer